                              PURCHASE AGREEMENT

                             DATED APRIL 20, 1994

                                 BY AND AMONG

                        CIBC WOOD GUNDY VENTURES, INC.,

                      CHEMICAL VENTURE CAPITAL ASSOCIATES

                                      AND

                               UNITED USN, INC.

                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----
Section 1.  Authorization and Closing ...................................    1
       1A.  Authorization of the Stock ..................................    1
       1B.  Purchase and Sale of Stock ..................................    1
       1C.  The Tranche I Closing .......................................    1
       1D.  Tranche II Participation ....................................    2
       1E.  The Tranche II Closings .....................................    3

Section 2.  Conditions of Each Purchaser's Obligation at the Tranche I
            Closing .....................................................    3
       2A.  Representations and Warranties; Covenants ...................    3
       2B.  Certificate of Incorporation ................................    3
       2C.  Certificate of Designation ..................................    4
       2D.  Bylaws ......................................................    4
       2E.  Registration Agreement ......................................    4
       2F.  Subscription Agreement ......................................    4
       2G.  Stockholders Agreement ......................................    4
       2H.  Employment Agreements .......................................    4
       2I.  Sale of Stock to Each Purchaser .............................    5
       2J.  Binding Preliminary Agreement ...............................    5
       2K.  Blue Sky Clearance ..........................................    5
       2L.  UTS Agreement and Schwartz Agreement ........................    5
       2M.  FCCC Fees ...................................................    5
       2N.  Closing Documents ...........................................    5
       2O.  Opinion of Network's Counsel ................................    6
       2P.  Compliance with Applicable Laws .............................    6
       2Q.  Due Diligence ...............................................    6
       2R.  Investment Committee Approval ...............................    6
       2S.  Proceedings .................................................    6
       2T.  Waiver ......................................................    6

Section 3.  Conditions of Each Purchaser's and Third Party Purchaser's
            Obligation at a Tranche II Closing ..........................    7
       3A.  Effective Agreements ........................................    7
       3B.  Blue Sky Clearance ..........................................    7
       3C.  Sale of Stock to Each Purchaser or Third Party Purchaser ....    7
       3D.  Closing Documents ...........................................    7
       3E.  Opinion of the Company's Counsel ............................    8
       3F.  Compliance with Applicable Laws .............................    8
       3G.  Investment Committee Approval ...............................    8
       3H.  Proceedings .................................................    8
       3I.  Waiver ......................................................    8

Section 4.  Covenants ...................................................    9
       4A.  Financial Statements and Other Information ..................    9
       4B.  Attendance at Board Meetings ................................   11
       4C.  Inspection of Property ......................................   12

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                                                           Page
                                                                           ----
       4D.  Restrictions ................................................   12
       4E.  Affirmative Covenants .......................................   16
       4F.  Compliance with Agreements ..................................   17
       4G.  Current Public Information ..................................   17
       4H.  Amendment of UTS Agreement, Schwartz Agreement and
            Employment Agreements .......................................   18
       4I.  Proprietary Rights and CAP Agreements .......................   18
       4J.  Preemptive Rights ...........................................   18
       4K.  Regulatory Compliance Cooperation ...........................   19
       4L.  Public Disclosures ..........................................   20
       4M.  Management Option Pool ......................................   20
       4N.  Key-Man Life Insurance ......................................   20

Section 5.  Transfer of Restricted Securities ...........................   21

Section 6.  Representations and Warranties of the Company ...............   21
       6A.  Organization and Corporate Power ............................   22
       6B.  Capital Stock and Related Matters ...........................   22
       6C.  Subsidiaries; Investments ...................................   24
       6D.  Authorization; No Breach ....................................   24
       6E.  Financial Statements ........................................   25
       6F.  Absence of Undisclosed Liabilities ..........................   25
       6G.  No Material Adverse Change....... ...........................   25
       6H.  Absence of Certain Developments .............................   25
       6I.  Assets ......................................................   27
       6J.  Tax Matters .................................................   27
       6K.  Conduct of Business; Liabilities ............................   28
       6L.  Contracts and Commitments ...................................   28
       6M.  Proprietary Rights ..........................................   29
       6N.  Litigation, etc .............................................   29
       6O.  Brokerage ...................................................   30
       6P.  Governmental Consent, etc ...................................   30
       6Q.  Insurance ...................................................   30
       6R.  Employees ...................................................   30
       6S.  ERISA .......................................................   31
            (a)  Multiemployer Plans ....................................   31
            (b)  Retiree Welfare Plans ..................................   31
            (c)  Defined Benefit Plans ..................................   31
            (d)  Defined Contribution Plans .............................   31
            (e)  Other Plans ............................................   31
            (f)  The Company ............................................   32
       6T.  Compliance with Laws ........................................   32
       6U.  Small Business Matters ......................................   32
       6V.  Affiliated Transactions .....................................   32
       6W.  Disclosure ..................................................   32
       6X.  Knowledge ...................................................   33
       6Y.  Tranche I Closing Date ......................................   33

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                                                           Page
                                                                           ----
Section 7.  Put Arrangements ............................................   33
       7A.  The Put .....................................................   33
       7B.  Put Closing .................................................   34
       7C.  Put Payment .................................................   34
       7D.  Put Price ...................................................   35
       7E.  Put Termination .............................................   35

Section 8.  Definitions .................................................   35

Section 9.  Miscellaneous ...............................................   43
       9A.  Expenses ....................................................   43
       9B.  Remedies ....................................................   43
       9C.  Purchaser's Investment Representations ......................   44
       9D.  Treatment of the Preferred Stock ............................   44
       9E.  Consent to Amendments .......................................   44
       9F.  Survival of Representations and Warranties ..................   45
       9G.  Successors and Assigns ......................................   45
       9H.  Capital and Surplus; Special Reserves .......................   45
       9I.  Generally Accepted Accounting Principles ....................   45
       9J.  Severability ................................................   45
       9K.  Counterparts ................................................   46
       9L.  Descriptive Headings; Interpretation ........................   46
       9M.  Governing Law ...............................................   46
       9N.  Notices .....................................................   46
       9O.  Understanding Among the Purchasers ..........................   46
       9P.  Indemnification .............................................   47
       9Q.  No Solicitation, Etc. .......................................   47
       9R.  Insurance Proceeds ..........................................   47



Schedules and Exhibits
----------------------

Tranche I Schedule of Purchasers
Tranche II Schedule of Purchasers
List of Exhibits
List of Disclosure Schedules
Attachment A

                              PURCHASE AGREEMENT


     THIS AGREEMENT is made as of April 20, 1994, by and among United USN, Inc., a Delaware corporation (the "Company"), CIBC Wood Gundy Ventures, Inc., a Delaware corporation ("CIBC"), and Chemical Venture Capital Associates, a California limited partnership ("Chemical" and collectively with CIBC, the "Purchasers"). Capitalized terms used herein are defined in Section 8 hereof.

     WHEREAS, the parties hereto desire to capitalize the Company pursuant to the terms of this Agreement and the terms of the Subscription Agreement as a single plan of capitalization.

     NOW, THEREFORE, the parties hereto agree as follows:

     Section 1.  Authorization and Closing.

     1A. Authorization of the Stock. The Company shall authorize the issuance and sale to the Purchasers of an aggregate of 9,900 shares of Preferred Stock having the rights and preferences set forth in Exhibit A attached hereto, and 96,420 shares of Common Stock.

     1B.  Purchase and Sale of Stock.

          (i) At the Tranche I Closing, the Company shall sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser shall purchase from the Company the number of shares of Preferred Stock set forth opposite such Purchaser's name on the Tranche I Schedule of Purchasers attached hereto at a price of $1,000 per share and the number of shares of Common Stock set forth opposite such Purchaser's name on the Tranche I Schedule of Purchasers attached hereto at a price of $1.00 per share.

          (ii) At any Tranche II Closing, the Company shall sell to each Purchaser and, subject to paragraph 1D below and the terms and conditions set forth herein, each Purchaser shall purchase from the Company up to the number of shares of Preferred Stock set forth opposite such Purchaser's name on the Tranche II Schedule of Purchasers attached hereto at a price of $1,000 per share and up to the number of shares of Common Stock set forth opposite such Purchaser's name on the Tranche II Schedule of Purchasers attached hereto at a price of $1.077 per share.

          (iii) The sale of Stock to each Purchaser shall constitute a separate sale hereunder.

     1C. The Tranche I Closing. Subject to the satisfaction of the conditions set forth in Section 2, the Tranche I Closing shall take place at the offices of Kirkland & Ellis, Citicorp

Center, 153 East 53rd Street, New York, New York 10022-4675 at such date and time as may be mutually agreeable to the Company and each Purchaser, or at such other place as may be mutually agreeable to the Company and each Purchaser, but in no event later than April 25, 1994. At the Tranche I Closing, the Company shall deliver to each Purchaser stock certificates evidencing the Stock to be purchased by such Purchaser, registered in such Purchaser's or its nominee's name, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to the Company's account at Madison Bank & Trust, in the amounts set forth opposite such Purchaser's name on the Tranche I Schedule of Purchasers.

     1D.  Tranche II Participation.

          (i) The board of directors of the Company shall issue a Tranche II Notice indicating the number of shares of Stock, up to the number of shares of Stock set forth opposite each Purchaser's name on the Tranche II Schedule of Purchasers less the number of shares of such Stock which previously have been purchased by the Purchasers or a Third Party Purchaser in any Tranche II Closing, which the Company desires to sell to each Purchaser in a Tranche II Purchase. If either Purchaser determines not to fully participate in a Tranche II Purchase, the Declining Purchaser shall deliver a Decline Notice to the Company and the other Purchaser within five days after receipt of the Tranche II Notice. Upon receipt of a Decline Notice, a Participating Purchaser, at its option, may purchase any or all of the Declined Stock. If the Participating Purchaser determines not to purchase all of the Declined Stock, the Participating Purchaser may invite a Third Party Purchaser to purchase any remaining shares of Declined Stock. If a Third Party Purchaser determines to purchase any portion of the Declined Stock, the Participating Purchaser shall deliver a Third Party Purchaser Notice to the Company and the Declining Purchaser. Upon receipt of a Third Party Purchaser Notice, the Declining Purchaser shall have the right to purchase all of the Stock to be purchased by the Third Party Purchaser as set forth in the Third Party Purchaser Notice. In order to exercise its purchase rights hereunder, the Declining Purchaser must within five days after receipt of the Third Party Purchaser Notice deliver a written notice to the Company and the Participating Purchaser describing its election hereunder.

          (ii) The Company shall give each Purchaser written notice of a Change of Control at least 30 days prior to the consummation of a Change of Control. At any time within five days after the receipt by a Purchaser of the written notice of a Change of Control or at any time within 30 days after the fifth anniversary of the date of this Agreement, each of the Purchasers shall have the option in a Tranche II Purchase to purchase from the Company up to the number of shares of Stock set forth opposite each Purchaser's name on the Tranche II Schedule of Purchasers less the number of shares of such Stock which previously have been purchased by the Purchasers or a Third Party Purchaser in any Tranche II Closing. A Purchaser may exercise its purchase rights hereunder by delivering a Tranche II Demand. If either Purchaser does not fully exercise its option pursuant to this subparagraph lD(ii) or fails to deliver a Tranche II Demand within the applicable option period specified above, a Participating Purchaser may purchase any or all of the remaining shares of Stock set forth on the Tranche II Schedule of Purchasers by delivering an additional Tranche II Demand within five days after the expiration of the applicable option period.

     1E. The Tranche II Closings. Subject to satisfaction of the conditions set forth in Section 3, a Tranche II Closing shall take place at the time and place set forth in the Tranche II Notice or in the Tranche II Demand relating to such Tranche II Purchase. The date of a Tranche II Closing shall be no earlier than 20 business days after the date on which the Tranche II Notice is delivered to each Purchaser or the Tranche II Demand is delivered to the Company and each Purchaser. At a Tranche II Closing, the Company shall deliver to each Purchaser and Third Party Purchaser participating in such Tranche II Purchase stock certificates evidencing the Stock to be purchased by such Purchaser and Third Party Purchaser, respectively, registered in such Purchaser's, Third Party Purchaser's or their nominee's name, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to the Company's account at a bank specified by the Company, up to the amounts set forth opposite such Purchaser's name on the Tranche II Schedule of Purchasers, subject to the provisions of paragraph 1D.

     Section 2. Conditions of Each Purchaser's Obligation at the Tranche I Closing. The obligation of each Purchaser to purchase and pay for the Stock at the Tranche I Closing is subject to the satisfaction as of the Tranche I Closing of the following conditions:

     2A. Representations and Warranties; Covenants. The representations and warranties contained in Section 6 hereof shall be true and correct at and as of the Tranche I Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by them hereunder prior to the Tranche I Closing.

     2B. Certificate of Incorporation. The Certificate of Incorporation shall be in full force and effect under the laws of the State of Delaware as of the Tranche I Closing and shall not have been amended or modified.

     2C. Certificate of Designation. The Company shall have duly adopted, executed and filed with the Secretary of State of the State of Delaware the Certificate of Designation, and the Company shall not have adopted or filed any other document designating terms, relative rights or preferences of its preferred stock. The Certificate of Designation shall be in full force and effect as of the Tranche I Closing under the laws of the State of Delaware and shall not have been amended or modified.

     2D. Bylaws. The Company's bylaws shall (i) permit the holders of stock of the Company entitled to cast not less than twenty percent (20%) of the votes at a special meeting of the Company's stockholders to call for a meeting of the Company's stockholders in the shortest period of time permitted by applicable law, (ii) permit any member of the Company's board of directors to call a meeting of the board of directors in the shortest period of time permitted by applicable law, (iii) permit the Company's stockholders to establish the size of the board from 5 to 11 directors and permit the stockholders to fill any vacancies on the board of directors, and (iv) require meetings of the board of directors to be held at least once during each of the Company's fiscal quarters. The Company's bylaws shall be in full force and effect as of the Tranche I Closing and shall not have been amended or modified.

     2E. Registration Agreement. The Company and the Purchasers shall have entered into the Registration Agreement, and the Registration Agreement shall be in full force and effect as of the Tranche I Closing.

     2F. Subscription Agreement. The Company, FCCC and the current holders of Network Stock shall have entered into the Subscription Agreement, and the Subscription Agreement shall be in full force and effect as of the Tranche I Closing. The Subscription Agreement shall provide for the holders of the Network Stock to exchange the Network Stock for Preferred Stock and Common Stock and for FCCC to purchase Common Stock. Upon consummation of the transactions contemplated by the Subscription Agreement concurrently with the Tranche I Closing, Network shall become a wholly-owned subsidiary of the Company.

     2G. Stockholders Agreement. The Company and the holders of all of the outstanding Common Stock after giving effect to the transactions contemplated by this Agreement and the Subscription Agreement shall have entered into the Stockholders Agreement, and the Stockholders Agreement shall be in full force and effect as of the Tranche I Closing.

     2H. Employment Agreements. Network shall have amended its employment agreements with Thomas C. Brandenburg and Charles E. Buckman in form and substance as set forth on Exhibit F attached hereto, the Employment Agreements shall be in full force and effect as of the Closing.

     2I. Sale of Stock to Each Purchaser. The Company shall have tendered to each Purchaser duly executed certificates for the Stock to be purchased by such Purchaser hereunder at the Tranche I Closing.

     2J. Binding Preliminary Agreement. The Binding Preliminary Agreement dated December 28, 1993 between Network, UTS, United Telecom of America, Inc. and Stephen C. Schwartz shall be terminated and released by the parties thereto simultaneously with the Tranche I Closing.

     2K. Blue Sky Clearance. The Company shall have made all pre-sale filings under applicable state securities laws necessary to consummate the issuance of the Stock pursuant to this Agreement in compliance with such laws.

     2L. UTS Agreement and Schwartz Agreement. The Company shall have entered into the UTS Agreement and the UTS Agreement shall be in full force and effect as of the Tranche I Closing. The Company shall have entered into the Schwartz Agreement and the Schwartz Agreement shall be in full force and effect as of the Tranche I Closing.

     2M. FCCC Fees. Network shall have reached an agreement with FCCC regarding the payment of fees to FCCC in connection with the transactions contemplated by this Agreement, which agreement shall be satisfactory to each of the Purchasers in its sole discretion.

     2N. Closing Documents. The Company shall have delivered to each Purchaser all of the following documents:

          (i) an Officer's Certificate, dated the date of the Tranche I Closing, stating that the conditions specified in Section 1 and paragraphs 2A through 2M, inclusive, have been fully satisfied;

          (ii) certified copies of the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement, the Registration Agreement, the Stockholders Agreement, the Subscription Agreement and each of the other agreements contemplated hereby, the filing of the Certificate of Designation, the issuance and sale of the Stock, and the consummation of all other transactions contemplated by this Agreement;

          (iii) certified copies of the Certificate of Incorporation, the Certificate of Designation and the Company's bylaws, each as in effect at the Tranche I Closing;

          (iv) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal);

          (v) SBA Forms 480, 652 and 1031 and a list of (a) the name of each of the Company's directors as of the Tranche I Closing, (b) the name and title of each of the Company's officers as of the Tranche I Closing, and (c) after giving effect to the transactions contemplated by this Agreement at the Tranche I Closing, the name of each of the Company's stockholders setting forth the number and class of shares held; and

          (vi) such other documents relating to the transactions contemplated by this Agreement as any Purchaser or its special counsel may reasonably request.

     2O. Opinion of Network's Counsel. Each Purchaser shall have received from Baker & Hostetler, counsel for Network, an opinion with respect to the matters set forth in Exhibit H attached hereto, which shall be addressed to each Purchaser, dated the date of the Tranche I Closing and in form and substance satisfactory to each of the Purchasers in its sole discretion.

     2P. Compliance with Applicable Laws. The purchase of Stock by each Purchaser hereunder shall not be prohibited by any applicable law or governmental regulation, shall not subject such Purchaser to any penalty, liability or, in such Purchaser's sole judgment, other onerous condition under or pursuant to any applicable law or governmental regulation, and shall be permitted by laws and regulations of the jurisdictions to which such Purchaser is subject.

     2Q. Due Diligence. The Purchasers shall be reasonably satisfied with the results of their continuing business, legal and accounting due diligence review of Network, UTS and their Subsidiaries.

     2R. Investment Committee Approval. Each Purchaser's investment committee or similar authority shall have approved the transactions contemplated by this Agreement and the UTS Agreement.

     2S. Proceedings. All corporate and other proceedings taken or required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Tranche I Closing and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their special counsel.

     2T. Waiver. Any condition specified in this Section 2 may be waived if consented to by all Purchasers; provided that no such waiver shall be effective against any Purchaser unless it is set forth in a writing executed by such Purchaser.

     Section 3. Conditions of Each Purchaser's and Third Party Purchaser's Obligation at a Tranche II Closing. The obligation of each Purchaser and Third Party Purchaser participating in a Tranche II Purchase to purchase and pay for the Stock at a Tranche II Closing is subject to the satisfaction as of such Tranche II Closing of the following conditions:

     3A. Effective Agreements. The Registration Agreement, Stockholders Agreement and Employment Agreements shall be in full force and effect as of the Tranche II Closing and any Third Party Purchaser shall have become a party to the Stockholders Agreement.

     3B. Blue Sky Clearance. The Company shall have made all pre-sale filings under applicable state securities laws necessary to consummate the issuance of the Stock pursuant to this Agreement in compliance with such laws.

     3C. Sale of Stock to Each Purchaser or Third Party Purchaser. The Company shall have tendered to each Purchaser and Third Party Purchaser participating in the Tranche II Purchase duly executed certificates for the Stock to be purchased by each such Purchaser or Third Party Purchaser hereunder at the Tranche II Closing.

     3D. Closing Documents. The Company shall have delivered to each Purchaser and Third Party Purchaser participating in the Tranche II Purchase all of the following documents:

          (i) an Officer's Certificate, dated the date of the Tranche II Closing, stating that the conditions specified in Section 1 and paragraphs 3A through 3C, inclusive, have been fully satisfied;

          (ii) certified copies of the resolutions duly adopted by the Company's board of directors authorizing the transactions contemplated by this Agreement to occur at the Tranche II Closing;

          (iii) certified copies of the Certificate of Incorporation, the Certificate of Designation and the Company's bylaws, each as in effect at the Tranche II Closing;

          (iv) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder to occur at the Tranche II Closing (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal);

          (v) SBA Forms 480, 652 and 1031 and a list of (a) the name of each of the Company's directors as of the Tranche II Closing, (b) the name and title of each of the Company's officers as of the Tranche II Closing, and
     (c) after
     giving effect to the transactions contemplated by this Agreement at the Tranche II Closing, the name of each of the Company's stockholders setting forth the number and class of shares held; and

          (vi) such other documents relating to the transactions contemplated by this Agreement as such Purchaser or its special counsel may reasonably request.

     3E. Opinion of the Company's Counsel. Each Purchaser and Third Party Purchaser participating in the Tranche II Purchase shall have received from counsel for the Company or Network an opinion, which shall be addressed to each such Purchaser or Third Party Purchaser, dated the date of the Tranche II Closing and in form and substance satisfactory to each such Purchaser or Third Party Purchaser in its sole discretion.

     3F. Compliance with Applicable Laws. The purchase of Stock by each Purchaser or Third Party Purchaser participating in the Tranche II Purchase hereunder shall not be prohibited by any applicable law or governmental regulation, shall not subject such Purchaser or Third Party Purchaser to any penalty, liability or, in such Purchaser's or Third Party Purchaser's sole judgment, other onerous condition under or pursuant to any applicable law or governmental regulation, and shall be permitted by laws and regulations of the jurisdictions to which such Purchaser or Third Party Purchaser is subject.

     3G. Investment Committee Approval. The investment committee or similar authority of each Purchaser or Third Party Purchaser participating in the Tranche II Purchase shall have approved the transactions contemplated by this Agreement to occur at the Tranche II Closing.

     3H. Proceedings. All corporate and other proceedings taken or required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Tranche II Closing and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and Third Party Purchasers participating in the Tranche II Purchase and their special counsel.

     3I. Waiver. Any condition specified in this Section 3 may be waived if consented to by all Purchasers and Third Party Purchasers participating in the Tranche II Purchase; provided that no such waiver shall be effective against any such Purchaser or Third Party Purchaser unless it is set forth in a writing executed by such Purchaser or Third Party Purchaser.

     Section 4.  Covenants.

     4A. Financial Statements and Other Information. The Company shall deliver to each Qualified Holder:

          (i) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited statements of income and cash flows of each of the Company, Network and UTS and unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and balance sheets of each of the Company, Network and UTS and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied;

          (ii) accompanying the financial statements referred to in subparagraph (i), an Officer's Certificate stating that there is no Event of Noncompliance in existence and that neither the Company nor any of its Subsidiaries is in default under any of its other material agreements or, if any Event of Noncompliance or any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

          (iii) within 90 days after the end of each fiscal year, statements of income and cash flows of each of the Company, Network and UTS and consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and balance sheets of each of the Company, Network and UTS and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by
     (a) with respect to the consolidated portions of such statements, an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing acceptable to the holders of a majority of the Investor Preferred Stock and the holders of a majority of the Investor Common Stock, (b) a certificate from such accounting firm, addressed to the Company's board of directors, stating that in the course of its examination nothing came to its attention that caused it to believe that there was an Event of

     Noncompliance in existence or that there was any other default by the Company or any Subsidiary in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any other material agreement to which the Company or any Subsidiary is a party or, if such accountants have reason to believe any Event of Noncompliance or other default by the Company or any Subsidiary exists, a certificate specifying the nature and period of existence thereof, and (c) a copy of such firm's annual management letter to the board of directors;

          (iv) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's or its Subsidiaries' operations or financial affairs given to the Company or its Subsidiaries by its independent accountants (and not otherwise contained in other materials provided hereunder);

          (v) at least 30 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company or its Subsidiaries and any revisions of such annual or other budgets, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

          (vi) promptly (but in any event within five business days) after the discovery or receipt of notice of any Event of Noncompliance, any default under any material agreement to which the Company or any of its Subsidiaries is a party or any other material adverse event or circumstance affecting the Company or any Subsidiary (including the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

          (vii) within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the Securities and Exchange

     Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company or its Subsidiaries to the public concerning material developments in the business of the Company or its Subsidiaries;

          (viii) within ten days after receipt thereof, copies of all financial statements provided by UTS to the Company; and

          (ix) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this paragraph 4A may reasonably request.

Each of the financial statements referred to in subparagraph (i) and (iii) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).

     Notwithstanding the foregoing, the provisions of this paragraph 4A, other than subparagraph 4A(ix), shall cease to be effective so long as the Company (a) is subject to the periodic reporting requirements of the Securities Exchange Act and continues to comply with such requirements and (b) promptly provides to each Person otherwise entitled to receive information pursuant to this paragraph 4A all reports and other materials filed by the Company with the Securities and Exchange Commission pursuant to the periodic reporting requirements of the Securities Exchange Act; provided that so long as any Investor Preferred Stock remains outstanding, the Company shall continue to deliver to each Qualified Holder the information specified in subparagraphs 4A(ii), 4A(iii)(b) and 4A(vi).

     Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, each Person entitled to receive information regarding the Company and its Subsidiaries under paragraph 4A shall use its best efforts to maintain the confidentiality of all nonpublic information obtained by it hereunder which the Company or its Subsidiaries has reasonably designated as proprietary or confidential in nature; provided that each such Person may, to the extent required by law, disclose such information in connection with the sale or transfer of any Stock if such Person's transferee agrees in writing to be bound by the provisions hereof.

     4B. Attendance at Board Meetings. The Company shall give each Qualified Holder who does not have a representative on the Company's board of directors written notice of each meeting of its board of directors and each committee thereof at least three business days prior to the date of each such meeting, and the Company shall permit representatives of all Qualified Holders to attend as observers all meetings of its board of directors and committees thereof; provided that in the case of telephonic meetings conducted in accordance with the Company's bylaws and applicable law, each such Qualified Holder need receive only actual notice thereof at least 48 hours prior to any such meeting, and each such Qualified Holder's representative shall be given the opportunity to listen to such telephonic meetings. Each representative shall be entitled to receive all written materials and other information (including, without limitation, copies of meeting minutes) given to directors in connection with such meetings at the same time such materials and information are given to the directors. If the Company proposes to take any action by written consent in lieu of a meeting of its board of directors or of any committee thereof, the Company shall give written notice thereof to each such Qualified Holder prior to the effective date of such consent describing in reasonable detail the nature and substance of such action. The Company shall pay the reasonable out-of-pocket expenses of each representative incurred in connection with attending such board and committee meetings.

     4C. Inspection of Property. The Company shall permit any representatives designated by any Qualified Holder, upon reasonable notice and during normal business hours and such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by any Qualified Holder to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Qualified Holder.

     4D. Restrictions. So long as a Purchaser holds any Investor Common Stock or any Investor Preferred Stock, the Company shall not, without the Required
Approval:

          (i) directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities except for dividends and distributions on the Preferred Stock pursuant to the terms of the Certificate of Designation or dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock;

          (ii) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's equity securities (including, without limitation, warrants, options and other rights to acquire equity securities) other than the Preferred Stock pursuant to the terms of the Certificate of Designation or the Puts under
     Section 7 of this Agreement.

          (iii) except as expressly contemplated by this Agreement, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features) or (b) any equity securities (or any securities convertible into or exchangeable for any equity securities) which are senior to or on a parity with the Preferred Stock with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise;

          (iv) except as contemplated by the UTS Agreement and the Schwartz Agreement, permit any Subsidiary to authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features);

          (v) make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of, or Investments in, any Person (other than a wholly-owned Subsidiary established under the laws of a jurisdiction of the United States or any of its territorial possessions), except for (a) reasonable advances to employees in the ordinary course of. business, (b) acquisitions permitted pursuant to subparagraph (x) below, (c) Investments in UTS pursuant to the UTS Agreement or as approved by a majority of the members of the Company's board of directors, and (d) Investments having a stated maturity no greater than one year from the date the Company makes such Investment in (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government,
     (2) certificates of deposit of commercial banks having combined capital and surplus of at least $50 million or (3) commercial paper with a rating of at least "Prime-l" by Moody's Investors Service, Inc.;

          (vi) merge or consolidate with any Person or, except as permitted by subparagraph (x) below, permit any Subsidiary to merge or consolidate with any Person (other than a wholly-owned Subsidiary);

          (vii) sell, lease or otherwise dispose of more than 10% of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Company's board of directors in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales in the ordinary course of business) or sell, transfer, assign or otherwise dispose of, or pledge or encumber, any of its CAP Agreements or Proprietary Rights;

          (viii) permit any Subsidiary to sell, lease or otherwise dispose of more than 15% of the assets of such Subsidiary (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Company's board of directors in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales in the ordinary course of business) or sell, transfer, assign or otherwise dispose of, or pledge or encumber (other than pursuant to the UTS Agreement), any of such Subsidiary's CAP Agreements or Proprietary Rights;

          (ix) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into partnership form);

          (x) except for CAP Agreements approved by a majority of the members of the Company's board of directors and investments in UTS pursuant to the UTS Agreement or as approved by a majority of the members of the Company's board of directors, acquire, or permit any Subsidiary to acquire, any interest in any business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture, involving an aggregate consideration (including the assumption of liabilities whether direct or indirect) exceeding $500,000 in any one transaction or exceeding $1,000,000 in any twelve-month period;

          (xi) enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than as a provider of competitive access telecommunications services;

          (xii) become subject to, or permit any of its Subsidiaries to become subject to, any agreement or instrument which by its terms would (under any circumstances) restrict (a) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Company or another Subsidiary or (b) the Company's right to perform the provisions of this Agreement, the Registration Agreement, the Stockholders

     Agreement, the Certificate of Designation, the Certificate of Incorporation or the Company's bylaws (including, without limitation, provisions relating to payment of dividends on and making redemptions of the Preferred Stock);

          (xiii) except as expressly contemplated by this Agreement, make any amendment to the Certificate of Incorporation, the Certificate of Designation or the Company's bylaws, or file any resolution of the board of directors with the Secretary of State of the State of Delaware containing any provisions, which would increase the number of authorized shares of the Preferred Stock or adversely affect or otherwise impair the rights or relative priority of the holders of the Preferred Stock or the Investor Common Stock under this Agreement, the Certificate of Incorporation, the Certification of Designation, the Company's bylaws, the Registration Agreement or the Stockholders Agreement;

          (xiv) enter into, or permit any Subsidiary to enter into, any transaction with the Company's or any Subsidiary's officers, directors, employees or Affiliates or any individual related by blood or marriage to any such Person or any entity in which any such Person or individual owns a beneficial interest, except pursuant to the UTS Agreement, the Schwartz Agreement, normal employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement;

          (xv) except pursuant to the UTS Agreement, create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, Indebtedness exceeding in the aggregate $1,500,000 outstanding at any time on a consolidated basis;

          (xvi) except pursuant to CAP Agreements approved by a majority of the members of the Company's board of directors, make any capital expenditures (including, without limitation, payments with respect to capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) exceeding $1,500,000 in the aggregate on a consolidated basis during any twelve-month period;

          (xvii) except pursuant to CAP Agreements approved by a majority of the members of the Company's board of directors, enter into any leases or other rental agreements (excluding capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) under which the amount of the aggregate lease payments for all such agreements exceeds $1,500,000 on a consolidated basis for any twelve-month period;

          (xviii)  change its fiscal year;

          (xix) increase the authorized size of its board of directors above 11 members or decrease the authorized size of its board of directors below 5 members, subject to increase upon the occurrence of certain Events of Noncompliance in the Certificate of Designation;

          (xx) adopt any new stock option plan or employee stock ownership plan or issue any shares of Common Stock to its or its Subsidiaries' employees other than as approved by a majority of the members of the Company's board of directors in connection with the Management Option Pool;

          (xxi) except pursuant to the UTS Agreement, issue or sell any shares of the capital stock, or rights to acquire shares of the capital stock, of any Subsidiary to any Person other than the Company or another Subsidiary; or

          (xxii) borrow against, pledge, assign, modify, cancel or surrender any key-man life insurance policies required to be maintained under paragraph 4E hereof.

     4E. Affirmative Covenants. So long as a Purchaser holds any Investor Common Stock or any Investor Preferred Stock, the Company shall, and shall cause each Subsidiary to:

          (i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

          (ii) maintain and keep its properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted at all times;

          (iii) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law become a lien upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

          (iv) comply with all other obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

          (v) comply with all applicable laws, rules and regulations of all governmental authorities, including the Federal Communications Commission, the Public Utilities Commission of Ohio and the New York Public Service Commission, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole;

          (vi) apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for well-insured corporations of similar size engaged in similar lines of business;

          (vii) maintain the key-man life insurance policies referred to in paragraph 4N hereof and maintain officers and directors liability insurance coverage of at least $2,500,000; and

          (viii) maintain proper books of record and account which fairly present its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied.

     4F. Compliance with Agreements. The Company shall perform and observe (i) all of its obligations to each holder of the Stock set forth in the Certificate of Incorporation, the Certificate of Designation and the Company's bylaws, (ii) all of its obligations to each holder of Registrable Securities set forth in the Registration Agreement, and (iii) all of its obligations under the Stockholders Agreement.

     4G. Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

     4H. Amendment of UTS Agreement, Schwartz Agreement and Employment Agreements. The Company shall not amend, modify or waive any provision of the UTS Agreement, the Schwartz Agreement or the Employment Agreements without the Required Approval, and the Company shall enforce the provisions of the UTS Agreement, the Schwartz Agreement and the Employment Agreements and shall exercise all of its rights and remedies thereunder (including, without limitation, any repurchase options and first refusal rights) unless it otherwise receives the Required Approval.

     4I. Proprietary Rights and CAP Agreements. The Company shall, and shall cause each Subsidiary to, possess and maintain all material Proprietary Rights necessary to the conduct of their respective businesses and own all right, title and interest in and to, or have a valid license for, all material Proprietary Rights used by the Company and each Subsidiary in the conduct of their respective businesses. Neither the Company nor any Subsidiary shall take any action, or fail to take any action, which would result in the invalidity, abuse, misuse or unenforceability of its Proprietary Rights or CAP Agreements or which would infringe upon any rights of other Persons.

     4J.  Preemptive Rights.

          (i) Except for the issuance of Common Stock (a) pursuant to a Tranche II Closing, (b) pursuant to the Management Option Pool as contemplated by this Agreement, (c) in connection with the acquisition of another business as contemplated by paragraph 4D(x), or (d) pursuant to a public offering registered under the Securities Act, if the Company authorizes the issuance or sale of any of its equity securities, any securities containing options or rights to acquire any shares of its equity securities (other than as a dividend on outstanding equity securities), the Company shall first offer to sell to each holder of Investor Common Stock a portion of such stock or securities equal to the quotient determined by dividing (1) the number of shares of Investor Common Stock held by such holder by (2) the sum of the total number of shares of outstanding Investor Common Stock and the number of shares of Common Stock outstanding which are not shares of Investor Common Stock. Each holder of Investor Common Stock shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons. The purchase price for all stock and securities offered to the holders of the Investor Common Stock shall be payable in cash or, to the extent otherwise required hereunder, notes issued by such holders.

          (ii) In order to exercise its purchase rights hereunder, a holder of Investor Common Stock must within 30 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms, a management financial forecast, use of proceeds and such holder's percentage allotment deliver a written notice to the Company describing its election hereunder. If all of the stock and securities offered to the holders of Investor Common Stock is not fully subscribed by such holders, the remaining stock and securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this paragraph, except that such holders must exercise their purchase rights within five days after receipt of such reoffer.

          (iii) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the holders of Investor Common Stock have not elected to purchase during the 30 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 30-day period must be reoffered to the holders of Investor Common Stock pursuant to the terms of this paragraph.

     4K.  Regulatory Compliance Cooperation.

          (i) In the event that a Purchaser determines that it has a Regulatory Problem, the Company agrees to take all such actions as are reasonably requested by the Purchaser in order (a) to effectuate and facilitate any transfer by the Purchaser of any securities of the Company then held by the Purchaser to any person designated by the Purchaser, (b) to permit the Purchaser (or any Affiliate of the Purchaser) to exchange all or any portion of the Common Stock then held by the Purchaser on a share-for-share basis for shares of a class of nonvoting common stock of the Company, which nonvoting common stock shall be identical in all respects to such Common Stock, except that such common stock shall be nonvoting and shall be convertible into Common Stock on such terms as are requested by the Purchaser in light of regulatory considerations then prevailing, and (c) to continue and preserve the respective allocation of the voting interests with respect to the Company with respect to the Purchaser's ownership of the Common Stock. Such actions may include, but shall not necessarily be limited to:

               (a) entering into such additional agreements as are requested by the Purchaser to permit any person(s) designated by the Purchaser to exercise any voting power which is relinquished by the Purchaser upon any exchange of Common Stock for nonvoting stock of the Company; and

               (b) entering into such additional agreements, adopting such amendments to the Certificate of Incorporation and bylaws of the Company and taking such additional actions as are reasonably requested by the Purchaser in order to effectuate the intent of the foregoing.

          (ii) Without limiting the effect of paragraph 9G, the Company shall grant to any subsequent holder of Investor Common Stock or Investor Preferred Stock, upon such holder's request, the same rights granted to the Purchasers pursuant to this paragraph.

     4L. Public Disclosures. The Company shall not, nor shall it permit any Subsidiary to, disclose any Purchaser's name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of such Purchaser, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to such Purchaser describing in reasonable detail the proposed content of such disclosure and shall permit the Purchaser to review and comment upon the form and substance of such disclosure.

     4M. Management Option Pool. Prior to the Tranche I Closing, the Company shall reserve for issuance pursuant to the Management Option Pool a number of shares of Common Stock equal to 18.2% of the outstanding shares of Common Stock on a fully diluted basis after giving prospective effect to the Tranche I Closing and assuming the issuance of all shares reserved under the Management Option Pool. Prior to a Tranche II Closing, the Company shall reserve for issuance pursuant to the Management Option Pool additional shares of Common Stock such that the total number of shares so reserved equals 18.2% of the outstanding shares of Common Stock on a fully diluted basis after giving prospective effect to such Tranche II Closing and assuming the issuance of all shares reserved under the Management Option Pool. The Company shall issue options in the Management Option Pool to senior management of the Company as incentive compensation at such times and with such terms as determined by the Company's board of directors.

     4N. Key-Man Life Insurance. Within 15 days from the date of the Tranche I Closing, Network shall have obtained key-man life insurance policies on the lives of Thomas C. Brandenburg and Charles E. Buckman in the face amount of $2,500,000 each. Such insurance policies shall name the Purchasers as beneficiary and shall provide that such insurance policies may not be cancelled unless the insurance carrier gives at least 30 days prior written notice of such cancellation to each Purchaser.

     Section 5.  Transfer of Restricted Securities.

          (i) Restricted Securities are transferable only pursuant to (a) public offerings registered under the Securities Act, (b) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available, and (c) subject to the conditions specified in subparagraph (ii) below, any other legally available means of transfer.

          (ii) In connection with the transfer of any Restricted Securities (other than a transfer described in subparagraph 5(i)(a) or (b) above), the holder thereof shall (unless such requirement is waived in writing by the Company) deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in paragraph 9C. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this subparagraph and paragraph 9C.

          (iii) Upon the request of any holder of Restricted Securities which are eligible for sale pursuant to Rule 144(k) together with the delivery to the Company of an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall remove the foregoing legend from the certificates for such holder's Restricted Securities.

     Section 6. Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement and purchase the Stock, the Company hereby represents and warrants that:

     6A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company has all requisite corporate power and authority and all licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's and each Subsidiary's charter documents and bylaws which have been furnished to the Purchasers' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

     6B.  Capital Stock and Related Matters.

          (i) As of the Tranche I Closing and immediately thereafter, the authorized capital stock of the Company shall consist of (a) 50,000 shares of preferred stock, of which 20,000 shares shall be designated as Series A 10% Senior Cumulative Preferred Stock, 6,300 shares shall be issued and outstanding and 4,950 shares reserved for issuance pursuant to any Tranche II Closing, and (b) 200,000 shares of Common Stock, of which 85,000 shares shall be issued and outstanding, 46,420 shares shall be reserved for issuance pursuant to any Tranche II Closing, 18,912 shares shall be reserved for issuance in connection with the Management Option Pool subsequent to the Tranche I Closing and 10,328 shares shall be reserved for issuance in connection with the Management Option Pool subsequent to any Tranche II Closing. As of the Tranche I Closing and immediately thereafter, the stockholders of the Company shall be as set forth in the following chart:

                                No. of Shares of      No. of Shares of
     Stockholder                  Common Stock         Preferred Stock
     -----------                ----------------      ----------------

     Chemical Venture Capital
     Associates                      25,000                2,475

     CIBC Wood Gundy Ventures,
     Inc.                            25,000                2,475

     First Continental Capital
     Corporation                      3,500                    0

     Thomas C. Brandenburg           10,000                  175

     Thomas C. Brandenburg, as
     Trustee for David w.
     Montville                       10,000                  175

     Kevin Maddock                    1,533                  200

     Robert Nisbett                     767                  100


                          No. of Shares of  No. of Shares of
     Stockholder            Common Stock    Preferred Stock
     -----------          ----------------  ----------------
     Joseph Montanile            767               l00

     David McCarthy              767               100

     Howard Gerson               767               l00

     Sal Fabricante              767               l00

     Al Dentale, Jr.             767               l00

     Demo Cervelli               767               l00

     Larry Gladysz             2,299                50

     Louis Rappaport           2,299                50

     As of the Tranche I Closing, the authorized capital stock of Network shall consist of 1,000,000 shares of Network Stock, of which 200,000 shares shall be issued and outstanding and subject to the Subscription Agreement. As of the Tranche I Closing, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except as set forth on the attached "Capitalization Schedule" or as provided in this Agreement or the Subscription Agreement. As of the Tranche I Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as provided in the Stockholders Agreement, as set forth on the Capitalization Schedule, pursuant to the Certificate of Designation and the Certificate of Incorporation or pursuant to Section 7 of this Agreement. As of the Tranche I Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

     (ii) There are no statutory or contractual stockholders' preemptive rights or rights of refusal with respect to the issuance of the Stock hereunder. The Company and its Subsidiaries have not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of their capital stock, and the offer, sale and issuance of the Stock hereunder does not require registration under the Securities Act or any applicable state securities laws. Except as set forth on the Capitalization Schedule and pursuant to the Stockholders Agreement, to the best of the Company's knowledge, there are no agreements between the stockholders of the Company or its Subsidiaries with respect to the voting or transfer of the capital stock of the Company or its Subsidiaries or with respect to any other aspect of the affairs of the Company or its Subsidiaries.

     6C. Subsidiaries; Investments. The attached "Subsidiary Schedule" correctly sets forth the name of each Subsidiary, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of such Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires it to qualify. All of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable, and all such shares are owned by the Company or another Subsidiary free and clear of any lien, charge or encumbrance. Except as set forth on the Subsidiary Schedule, neither the Company nor any Subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other Person except as provided in the UTS Agreement.

     GD. Authorization; No Breach. The execution, delivery and performance of this Agreement, the Registration Agreement, the UTS Agreement, and all other agreements contemplated hereby to which the Company or Network is a party, and the filing of the Certificate of Designation have been duly authorized by the Company and, if applicable, Network. This Agreement, the Registration Agreement, the UTS Agreement, the Certificate of Incorporation, the Certificate of Designation and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Company, and, if applicable, Network, enforceable in accordance with its terms. The execution and delivery by the Company and, if applicable, Network, of this Agreement, the Registration Agreement, the UTS Agreement and all other agreements contemplated hereby to which the Company and/or Network is a party, the offering, sale and issuance of the Stock hereunder, the filing of the Certificate of Designation, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company and, if applicable, Network do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Certificate of Designation or the charter or bylaws of the Company or any Subsidiary, or any law, statute, rule or regulation to which the Company or any Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject.

     6E. Financial Statements. Attached hereto as the "Financial Statements Schedule" is the unaudited consolidated balance sheet of Network as of March 31, 1994 (the "Latest Balance Sheet"), and statements of income and cash flows (or the equivalent) for the period from inception through March 31, 1994. Each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of Network (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with generally accepted accounting principles, consistently applied.

     6F. Absence of Undisclosed Liabilities. Except as set forth on the attached "Liabilities Schedule," the Company and its Subsidiaries do not have any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any Subsidiary, whether due or to become due and regardless of when asserted), including any obligations or liabilities to FoneNet Corporation or arising pursuant to Network's merger with U.S. Network Corporation, an Illinois corporation, arising out of transactions entered into at or prior to the Tranche I Closing, or any action or inaction at or prior to the Tranche I Closing, or any state of facts existing at or prior to the Tranche I Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and (iii) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement.

     6G. No Material Adverse Change. Since the date of the Latest Balance Sheet, there has been no material adverse change in the financial condition, operating results, assets, operations, business prospects or employee relations of the Company and its Subsidiaries taken as a whole.

     6H.  Absence of Certain Developments.

          (i) Except as expressly contemplated by this Agreement, the UTS Agreement or the Schwartz Agreement or as set forth on the attached "Developments Schedule," since the date of the Latest Balance Sheet, neither the Company nor any Subsidiary have:

               (a) issued any notes, bonds or other debt securities or any equity securities or any securities convertible, exchangeable or exercisable into any equity securities;

               (b) borrowed any amount or incurred or become subject to any liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

               (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability, other than current liabilities paid in the ordinary course of business;

               (d) declared or made any payment or distribution of cash or other property to its stockholders with respect to its stock or purchased or redeemed any shares of its stock or any warrants, options or other rights to acquire its stock;

               (e) mortgaged or pledged any of its properties or assets or subjected them to any lien, security interest, charge or other encumbrance, except liens for current property taxes not yet due and payable;

               (f) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or cancelled any debts or claims;

               (g) sold, assigned or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosed any proprietary confidential information to any Person;

               (h) suffered any extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

               (i) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

               (j) entered into any other transaction other than in the ordinary course of business or entered into any other material transaction, whether or not in the ordinary course of business;

               (k) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons in excess of $100,000 in the aggregate;

               (1)  made any charitable contributions or pledges;

               (m) suffered any damage, destruction or casualty loss exceeding in the aggregate $l00,000, whether or not covered by insurance; or

               (n) made any Investment in or taken steps to incorporate any Subsidiary.

          (ii) Neither the Company nor any Subsidiary has at any time made any payments for political contributions or made any bribes, kickback payments or other illegal payments.

     6I. Assets. Except as set forth on the attached "Assets Schedule," the Company and each Subsidiary have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all liens, security interests, charges and encumbrances, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for liens disclosed on the Latest Balance Sheet (including any notes thereto) and liens for current property taxes not yet due and payable. Except as described on the Assets Schedule, the Company's and each Subsidiary's buildings, equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of business. The Company and each Subsidiary own, or have a valid leasehold interest in, all assets necessary for the conduct of their respective businesses as presently conducted and as presently proposed to be conducted.

     6J. Tax Matters. Except as set forth in the attached "Taxes Schedule," the Company and each Subsidiary have filed all tax returns which they are required to file under applicable laws and regulations; all such returns are complete and correct in all material respects; the Company and each Subsidiary in all material respects have paid all taxes due and owing by them and have withheld and paid over all taxes which they are obligated to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; neither the Company nor any Subsidiary has waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency; the accrual for current taxes on the Latest Balance Sheet would be adequate to pay all of the Company's and its Subsidiaries' current tax liabilities if their current tax year were treated as ending on the date of the Latest Balance Sheet; the assessment of any additional taxes for periods for which returns have been filed shall not exceed the recorded liability therefor on the Latest Balance Sheet; no foreign, federal, state or local tax audits are pending or being conducted with respect to the Company or any Subsidiary, no information related to tax matters has been requested by any foreign, federal, state or local taxing authority and no notice indicating an intent to open an audit or other review has been received by the Company or its Subsidiaries from any foreign, federal, state or local taxing authority; and there are no material unresolved questions or claims concerning the Company's or any Subsidiary's tax liability. Neither the Company nor any of its Subsidiaries has made an election under (S)341(f) of the Internal Revenue Code of 1986, as amended.

     6K. Conduct of Business; Liabilities. Except as set forth on the attached "Liabilities Schedule" and "Contracts Schedule," prior to the Tranche I Closing, neither the Company nor any of its Subsidiaries has conducted any business, incurred any expenses, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company and whether due or to become due) or entered into any contracts or agreements. In addition, prior to the Tranche I Closing, neither the Company nor any of its Subsidiaries has violated any laws or governmental rules or regulations.

     6L.  Contracts and Commitments.

          (i) Except as expressly contemplated by this Agreement or as set forth on the attached "Contracts Schedule," as of the Tranche I Closing, neither the Company nor any Subsidiary is a party to any written or oral contract, agreement, instrument or legally binding obligation, including any employment agreements.

          (ii) All of the contracts, agreements and instruments set forth on the Contracts Schedule are valid, binding and enforceable in accordance with their respective terms. The Company and each Subsidiary have performed all obligations required to be performed by them and are not in default under or in breach of nor in receipt of any claim of default or breach under any contract, agreement or instrument to which the Company or any Subsidiary is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance under any contract, agreement or instrument to which the Company or any Subsidiary is subject; neither the Company nor any Subsidiary has any present expectation or intention of not fully performing all such obligations; neither the Company nor any Subsidiary has knowledge of any breach or anticipated breach by the other parties to any contract or commitment to which it is a party; and neither the Company nor any Subsidiary is a party to any materially adverse contract or commitment.

          (iii) The Purchasers' special counsel has been supplied with a true and correct copy of each of the written contracts and an accurate description of the oral contracts which are referred to on the Contracts Schedule, together with all amendments, waivers or other changes thereto.

     6M. Proprietary Rights. The attached "Proprietary Rights Schedule" contains a complete and accurate list of (i) all patented and registered Proprietary Rights owned by the Company or any Subsidiary, (ii) all pending patent applications and applications for registrations of other Proprietary Rights filed by the Company or any Subsidiary, (iii) all unregistered trade names and corporate names owned or used by the Company and its Subsidiaries and (iv) all unregistered trademarks, service marks and copyrights and computer software which are material to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole. The Proprietary Rights Schedule also contains a complete and accurate list of all licenses and other rights granted by the Company or any Subsidiary to any third party with respect to any Proprietary Rights and all licenses and other rights granted by any third party to the Company or any Subsidiary with respect to any Proprietary Rights. The Company or one of its Subsidiaries owns or has the right to use pursuant to a valid license all Proprietary Rights necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted. The loss or expiration of any Proprietary Right or related group of Proprietary Rights would not have a material adverse effect on the conduct of the Company's and its Subsidiaries' respective businesses, and no such loss or expiration is threatened, pending or reasonably foreseeable. The Company and its Subsidiaries have taken all necessary and desirable actions to maintain and protect the Proprietary Rights which they own and use. To the best of the Company's knowledge, the owners of any Proprietary Rights licensed to the Company or any Subsidiary have taken all necessary and desirable actions to maintain and protect the Proprietary Rights which are subject to such licenses. Except as indicated on the Proprietary Rights Schedule, (i) the Company and its Subsidiaries own all right, title, and interest in and to all of the Proprietary Rights listed on such schedule and all other Proprietary Rights material to the operation of the businesses of the Company and its Subsidiaries, (ii) there have been no claims made against the Company or any Subsidiary asserting the invalidity, misuse or unenforceability of any of such rights, and there are no grounds for the same, (iii) neither the Company nor any Subsidiary has received a notice of conflict with the asserted rights of others within the last five years, and (iv) the conduct of the Company's and each Subsidiary's business, including the use of their Proprietary Rights, has not infringed or misappropriated and does not infringe or misappropriate any Proprietary Rights of other Persons, nor would any future conduct as presently contemplated infringe any Proprietary Rights of other Persons and, to the best of the Company's knowledge, the Proprietary Rights owned by the Company or any Subsidiary have not been infringed or misappropriated by other Persons.

     6N. Litigation, etc. Except as set forth on the attached "Litigation Schedule," there are no actions, suits, proceedings, orders, investigations or claims pending or threatened against or affecting the Company or any Subsidiary (or pending or threatened against or affecting any of the officers, directors or employees of the Company and its Subsidiaries with respect to their businesses or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitations, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); neither the Company nor any Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or any governmental investigations or inquiries (including inquiries as to the qualification to hold or receive any license or permit); and there is no basis for any of the foregoing. Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or other governmental agency. Except as set forth on the attached Litigation Schedule, neither the Company nor any Subsidiary has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

     6O. Brokerage. Except as described in the attached "Brokerage Schedule," there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

     6P. Governmental Consent, etc. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as expressly contemplated herein or in the exhibits hereto.

     6Q. Insurance. The attached "Insurance Schedule" contains a description of each insurance policy maintained by the Company and its Subsidiaries with respect to its properties, assets and businesses, and each such policy is in full force and effect as of the Tranche I Closing. Neither the Company nor any Subsidiary is in default with respect to its obligations under any insurance policy maintained by it. The insurance coverage of the Company and its Subsidiaries is customary for well-insured corporations of similar size engaged in similar lines of business.

     6R. Employees. The Company is not aware that any executive or key employee of the Company or any Subsidiary or any group of employees of the Company or any Subsidiary has any plans to terminate employment with the Company or any Subsidiary, except as contemplated by paragraph 2H. The Company and each Subsidiary has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and the Company and its Subsidiaries have no material labor relations problems (including any union organization activities, threatened or actual strikes or work stoppages or material grievances). Neither the Company, its Subsidiaries nor any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company and its Subsidiaries, except for agreements between the Company and its present and former employees.

     6S.  ERISA.

          (a) Multiemployer Plans. The Company does not have any obligation to contribute to (or any other liability, including current or potential withdrawal liability, with respect to) any "multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")).

          (b) Retiree Welfare Plans. The Company does not maintain or have any obligation to contribute to (or any other liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the IRC or as required under applicable state law).

          (c) Defined Benefit Plans. The Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated.

          (d) Defined Contribution Plans. The Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated.

          (e) Other Plans. The Company does not maintain, contribute to or have any liability under (or with respect to) any plan or arrangement providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated.

          (f) The Company. For purposes of this paragraph 6S, the term "Company" includes all organizations under common control with the Company pursuant to Section 414(b) or (c) of the IRC.

     6T. Compliance with Laws. Except as set forth on the attached "Compliance Schedule," neither the Company nor any Subsidiary has violated any law or any governmental regulation or requirement which violation would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, and neither the Company nor any Subsidiary has received notice of any such violation. Neither the Company nor any Subsidiary is subject to any clean up liability, or has reason to believe it may become subject to any clean up liability, under any federal, state or local environmental law, rule or regulation.

     6U. Small Business Matters. Network, together with its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, (S)121.401), is a "small business concern" within the meaning of the Small Business Investment Act of 1958 and the regulations thereunder, including Title 13, Code of Federal Regulations, (S)121.802. The information set forth in the Small Business Administration Forms 480, 652 and Section A of Form 1031 regarding the Company and Network is accurate and complete. Copies of such forms shall have been completed by the Company and Network and delivered to each Purchaser at the Tranche I Closing. Neither the Company nor any Subsidiary presently engages in, and it shall not hereafter engage in, any activities, nor shall the Company or any Subsidiary use directly or indirectly the proceeds from the sale of the Stock hereunder for any purpose, for which a Small Business Investment Company is prohibited from providing funds by the Small Business Investment Act of 1958 and the regulations thereunder, including Title 13, Code of Federal Regulations,
(S)107.901.

     6V. Affiliated Transactions. Except as set forth on the attached "Affiliated Transactions Schedule" and pursuant to the UTS Agreement, the Schwartz Agreement, the Stockholders Agreement, the Subscription Agreement and the Employment Agreements, no officer, director, shareholder or Affiliate of the Company or any Subsidiary or any individual related by blood or marriage to any such Person or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any Subsidiary or has any material interest in any material property used by the Company or any Subsidiary.

     6W. Disclosure. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates or other items prepared or supplied to any Purchaser by or on behalf of the Company and its Subsidiaries with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading; provided that with respect to the financial projections furnished to the Purchasers by the Company and its Subsidiaries, the Company represents only that such projections were based upon assumptions reasonably believed by the Company and its Subsidiaries to be reasonable and fair as of the date the projections were prepared in the context of the Company's and its Subsidiaries' history and current and reasonably foreseeable business conditions. There is no fact which the Company and its Subsidiaries have not disclosed to the Purchasers in writing and of which any of their officers, directors or executive employees is aware (other than matters of a general economic nature) and which has had or would reasonably be anticipated to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company and its Subsidiaries taken as a whole.

     6X. Knowledge. As used in this Section 6, the terms "knowledge" or "aware" shall mean and include (i) the actual knowledge or awareness of the Company and its Subsidiaries (which shall include the actual knowledge and awareness of the officers, directors and key employees of the Company and its Subsidiaries, including Thomas C. Brandenburg, Charles E. Buckman and David W. Montville), and
(ii) the knowledge or awareness which a prudent business person would have obtained in the conduct of his business after making reasonable inquiry and reasonable diligence with respect to the particular matter in question.

     6Y. Tranche I Closing Date. The representations and warranties of the Company contained in this Section 6 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company and its Subsidiaries to any Purchaser shall be true and correct in all material respects (provided that any projections shall be based on underlying assumptions which provide a reasonable basis for such projections) on the date of the Tranche I Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.

     Section 7.  Put Arrangements.

     7A. The Put. At any time after the Put Trigger Date, Purchasers holding 33% of the Investor Common Stock shall have the right to Put any or all of the Investor Common Stock held by such Purchasers at the Put Price by delivering the Put Notice; provided, however, that no Purchaser shall have the right to Put an amount of Investor Common Stock which is less than 25% of the amount of Investor Common Stock held by such Purchaser on the date hereof after giving effect to the Tranche I Closing or to deliver any Put Notice within six months of the delivery of any previous Put Notice. Within five days after receipt of a Put Notice, the

Company shall deliver the Exercise Notice to all other Purchasers. Each Purchaser receiving an Exercise Notice may request to participate in the Put by delivering a Participation Notice to the Company within five days after receipt of the Exercise Notice. The right to exercise the Put will inure to the benefit of all transferees of the Investor Common Stock.

     7B. Put Closing. Upon the delivery of the Put Notice and any Participation Notice, the Company and the Purchasers participating in the Put shall in good faith promptly determine the Put Price as provided hereunder, and, subject to the provisions hereof, within ten days after the determination of the Put Price, the Company will purchase and such Purchasers will sell the number of shares of Investor Common Stock specified in the Put Notice and any Participation Notice at a mutually agreeable time and place.

     7C. Put Payment. At the Put Closing, the Purchasers participating in the Put shall deliver to the Company certificates representing the Investor Common Stock to be repurchased by the Company and the Company shall deliver to such Purchasers the Put Price for all shares of Investor Common Stock to be repurchased by the Company by cashier's or certified check payable to each such Purchaser or by wire transfer of immediately available funds to an account designated by each such Purchaser; provided that if the Company does not have sufficient funds to pay the Put Price for any shares of Investor Common Stock to be repurchased by the Company, then:

          (i) the Company promptly will pay to the Purchasers participating in the Put (pro rata, according to the aggregate amount of Put Price owing to each such Purchaser) such funds as are then available or which later become available for the payment of the Put Price, until the Put Price of all such shares has been paid in full; and

          (ii) the Board of Directors of the Company will use its best efforts to effect a sale of the Company's assets or stock, or a merger, consolidation, share exchange or similar transaction, or obtain debt or equity financing, which will result in cash proceeds to the Company which will be sufficient to pay the portion of the Put Price which is then unpaid.

If the Company does not have sufficient funds to pay the Put Price for any shares of Investor Common Stock to be repurchased by the Company at the Put Closing and subsequently such funds become available, the Company shall deliver a written notice to each of the Purchasers participating in the Put indicating that such funds have become available. Upon receipt of such notice, each Purchaser participating in the Put shall have the right to rescind the exercise of the Put with respect to the shares of Investor Common Stock for which the Put Price has not been paid by delivering written notice of such rescission to the Company within five days of the receipt of the Company's notice regarding the availability of funds to pay the Put Price. If a Purchaser has delivered a rescission notice to the Company as set forth above, such Purchaser may deliver a subsequent Put Notice without regard to the six month time period set forth in paragraph 7A.

     7D. Put Price. The "Put Price" of the Investor Common Stock to be repurchased shall mean the product of (A) the sum of the Market Value of the Company and the total exercise price to be paid to the Company assuming the exercise or conversion of all outstanding options, warrants or convertible securities of the Company, multiplied by (B) a fraction, the numerator of which will be the number of shares of Investor Common Stock to be repurchased and the denominator of which will be the total number of shares of Common Stock outstanding on a fully diluted basis. Unless otherwise agreed by the Company and the Purchasers participating in the Put, Market Value shall be determined by an investment banking firm reasonably acceptable to the Company and such Purchasers, which firm shall submit to the Company and such Purchasers a written report setting forth such determination. If the parties are unable to agree on an investment banking firm within 15 days after delivery of a Put Notice, a firm shall be selected by lot from the investment banking firms listed on Attachment A hereto, after the Company and such Purchasers have each eliminated one such firm. The expenses of such firm will be borne equally by the Company and the Purchasers participating in the Put, and the determination of such firm will be final and binding upon all parties, except that after the determination of Market Value following the exercise of the Put, such Purchasers may rescind their exercise of such Put.

     7E. Put Termination. The Put rights contained in this Section 7 shall terminate upon a Qualified Public Offering.

     Section 8. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

     "Affiliate" of any particular person or entity means any other person or entity controlling, controlled by or under common control with such particular person or entity.

     "CAP Agreements" means agreements to provide telephone services within and between local access transport areas, such services to be provided primarily on facilities owned or leased by the Company.

     "Certificate of Incorporation" means the Company's Certificate of Incorporation in the form set forth in Exhibit B hereto.

     "Certificate of Designation" means the Company's Certificate of Designation of Rights and Preference of Series A Preferred Stock establishing the terms and the relative rights and preferences of the Preferred Stock in the form set forth in Exhibit A hereto.

     "Change of Control" shall be deemed to have occurred at such time as any of the following events shall occur:

          (i) There shall be consummated any sale or issuance or series of sales and/or issuance of shares of Common Stock by the Company or any holders thereof which results in any Person or affiliated Persons (other than the owners of Common Stock or their Affiliates as of the date of the Purchase Agreement after giving effect to the transactions contemplated hereby, including any Tranche II Purchases, and by the Subscription Agreement) owning Common Stock of the Company possessing the voting power (under ordinary circumstances) to elect a majority of the Company's board of directors.

          (ii) There shall be consummated a sale or transfer of more than 30% of the assets of the Company and its Subsidiaries on a consolidated basis in any transaction or series of transactions (other than sales in the ordinary course of business).

          (iii) There shall be consummated any merger or consolidation to which the Company is a party, except for a merger in which the Company is the surviving corporation and, after giving effect to such merger, the holders of Common Stock immediately prior to the merger shall own Common Stock possessing the voting power (under ordinary circumstances) to elect a majority of the Company's board of directors.

     "Chemical" means Chemical Venture Capital Associates, a California limited partnership.

     "CIBC" means CIBC Wood Gundy Ventures, Inc., a Delaware corporation.

     "Closing" means the Tranche I Closing or the Tranche II Closing.

     "Common Stock" means the Company's common stock, par value $.01 per share.

     "Company" means United USN, Inc., a Delaware corporation.

     "Decline Notice" means a written notice delivered by the Declining Purchaser to the Company and the other Purchaser within five days of the Declining Purchaser's receipt of the Tranche II Notice specifying the number of shares of Stock the Declining Purchaser will purchase in the Tranche II Purchase.

     "Declined Stock" means the number of shares of Stock equal to the number of shares of Stock the Company requested the

Declining Purchaser to purchase in the Tranche II Purchase pursuant to the Tranche II Notice less the number of shares of Stock purchased by the Declining Purchaser, if any.

     "Declining Purchaser" means a Purchaser not fully participating in a Tranche II Purchase.

     "Employment Agreements" means Network's employment agreements with Thomas
C. Brandenburg and Charles E. Buckman, as amended in form and substance as set forth on Exhibit F attached hereto, and a consulting agreement with David W. Montville.

     "Event of Noncompliance" has the meaning set forth in the Certificate of Designation.

     "Exercise Notice" means a written notice of the Company indicating that the Put has been exercised and specifying each Purchaser exercising the Put and the number of shares to be purchased from each such Purchaser.

     "FCCC" means First Continental Capital Corporation, a Texas corporation.

     "Indebtedness" shall mean at a particular time, without duplication, (i) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which any Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business) or any commitment by which any Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, (ii) indebtedness guaranteed in any manner by any Person, including guarantees in the form of an agreement to repurchase or reimburse, (iii) obligations under capitalized leases in respect of which obligations any Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations any Person assures a creditor against loss and (iv) any unsatisfied obligation of any Person for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA.

     "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

     "Investor Common Stock" means (i) the Common Stock issued pursuant to this Agreement and (ii) any Common Stock issued or issuable with respect to the Common Stock referred to in clause (i) above by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Investor Common Stock, such shares shall cease to be Investor Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the Registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule then in force).

     "Investor Preferred Stock" means (i) the Preferred Stock issued pursuant to this Agreement and (ii) any Preferred Stock issued or issuable with respect to the Preferred Stock referred to in clause (i) above by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Investor Preferred Stock, such shares shall cease to be Investor Preferred Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the Registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule then in force).

     "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

     "IRS" means the United States Internal Revenue Service.

     "Management Option Pool" means options to purchase shares of Common Stock to be issued by the Company to senior management as incentive compensation upon terms to be determined by the Company's board of directors.

     "Market Value" means the highest price for which all of the outstanding Common Stock of the Company could be sold in an orderly sale as between a willing buyer and a willing seller within the 12 months prior to the date of delivery of the Put Notice to the Company.

     "Network" means U.S. Network Corporation, a Delaware corporation.

     "Network Stock" means Network common stock, par value $.001 per share.

     "NYNEX" means NYNEX Corp. and its Subsidiaries, including New York Telephone Company.

     "Officer's Certificate" means a certificate signed by the Company's president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

     "Participating Purchaser" means a Purchaser fully participating in a Tranche II Purchase.

     "Participation Notice" means a written notice delivered to the Company by a Purchaser specifying the number of shares to be purchased from such Purchaser pursuant to the Put.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Preferred Stock" means the Company's Series A 10% Senior Cumulative Preferred Stock, par value $1.00 per share.

     "Proprietary Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and other confidential information (including, without limitation, the "U.S. Network Corporation, Competitive Access Project, Outline of Project Requirements" dated October 1993, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights, and (viii) copies and tangible embodiments thereof (in whatever form or medium).

     "Purchasers" means CIBC and Chemical collectively and "Purchaser" means CIBC or Chemical individually.

     "Put" means the right of the Purchasers to require the Company to repurchase all or any portion of the Investor Common Stock.

     "Put Closing" means the closing of the Put.

     "Put Notice" means a written notice delivered by the Purchasers to the Company specifying the number of shares to be purchased from each Purchaser pursuant to the Put.

     "Put Price" means the price for Common Stock to be paid by the Company to a Purchaser pursuant to the Put determined in accordance with paragraph 7D.

     "Put Trigger Date" means the earlier of the fifth anniversary of the Tranche I Closing or the date upon which a Change of Control of the Company occurs.

     "Qualified Holder" means a holder of at least 15% of the outstanding Investor Preferred Stock or a holder of at least 15% of the outstanding Investor Common Stock.

     "Qualified Public Offering" means the sale in an underwritten public offering registered under the Securities Act of shares of Common Stock which would result in at least 20% of the shares of Common Stock outstanding after such offering having been registered pursuant to the Securities Act, with such shares outstanding having an aggregate value of at least $20 million.

     "Registration Agreement" means the registration agreement between the Company and the Purchasers in form and substance as set forth in Exhibit C hereto.

     "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or the Purchaser believes that there is a substantial risk of such assertion) that the Purchaser is not entitled to hold, or exercise any significant right with respect to, the Stock.

     "Required Approval" means the Company must have delivered a written notice to the Purchasers stating the action proposed to be taken by the Company and Purchasers holding at least 50% of the outstanding Investor Common Stock must have approved such action by a written approval delivered to the Company.

     "Restricted Securities" means (i) the Investor Preferred Stock and the Investor Common Stock issued hereunder, and (ii) any securities issued with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them,
(b) become eligible for sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 9C have been delivered by the Company in accordance with paragraph 5(ii). Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in paragraph 9C.

     "Schwartz Agreement" means an agreement between the Company, Stephen C. Schwartz and UTS that, in the sole discretion of each of the Purchasers, positions the Company and its Subsidiaries to pursue arrangements similar to that entered into by UTS and NYNEX with regional Bell operating companies other than NYNEX on terms acceptable to the Purchasers.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

     "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

     "Stock" means the Preferred Stock and the Common Stock collectively.

     "Stockholders Agreement" means the stockholders agreement between the Company and the holders of Common Stock in form and substance as set forth in Exhibit E attached hereto.

     "Subscription Agreement" means the stock subscription agreement between the Company, FCCC and the current holders of Network Stock in form and substance as set forth in Exhibit D attached hereto.

     "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity. For purposes of the provisions of this Agreement, all references to the Company and its Subsidiaries or a Subsidiary of the Company (a) shall be deemed to include Network and its Subsidiaries notwithstanding the fact that Network and its Subsidiaries will become wholly-owned Subsidiaries of the Company concurrently with the Tranche I Closing, and (b) shall be deemed to include UTS and its Subsidiaries for so long as the Company controls a majority of the board of directors of UTS or UTS is deemed a Subsidiary under clause (i) above; provided, however, all references to the Company and its Subsidiaries shall not include UTS and its Subsidiaries for purposes of Section 6.

     "Third Party Purchaser" means a person not originally a party to this Agreement who participates in a Tranche II Purchase.

     "Third Party Purchaser Notice" means a written notice delivered by a Participating Purchaser to the Company and the Declining Purchaser specifying the name of a proposed Third Party Purchaser and the number of shares of Stock to be purchased by such Third Party Purchaser.

     "Tranche I Closing" means the closing of the Tranche I Purchase.

     "Tranche II Closing" means a closing of a Tranche II Purchase.

     "Tranche II Demand" means a written notice delivered by a Purchaser to the Company and the other Purchaser exercising its option pursuant to subparagraph 1D(ii) and specifying the number of shares of Stock to be purchased in a Tranche II Purchase and the time and place where such Tranche II Closing shall occur.

     "Tranche II Notice" means a written notice given by the board of directors of the Company to the Purchasers specifying the number of shares of Stock to be purchased in a Tranche II Purchase and the time and place where such Tranche II Closing shall occur.

     "Tranche I Purchase" means the sale by the Company to each Purchaser and the purchase from the Company by each Purchaser of the number of shares of stock set forth opposite such Purchaser's name on the Tranche I Schedule of Purchasers attached hereto.

     "Tranche II Purchase" means the sale by the Company to each Purchaser and the purchase from the Company by each Purchaser of up to the number of shares of Stock set forth opposite such Purchaser's name on the Tranche II Schedule of Purchasers attached hereto in one or more transactions, subject to the provisions of paragraph 1D.

     "Treasury Regulations" means the United States Treasury Regulations promulgated under the IRC, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

     "UTS" means United Telemanagement Service, Inc., a Delaware corporation.

     "UTS Agreement" means the Note and Stock Purchase Agreement dated as of April 20, 1994 by and between the Company and UTS in form and substance as set forth in Exhibit G attached hereto.

     Section 9.  Miscellaneous.

     9A. Expenses. The Company agrees to pay, and hold each Purchaser harmless against liability for the payment of, (i) the fees and expenses of their special counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement which shall be payable at the Closing or, if the Closing does not occur, payable upon demand, (ii) all out-of-pocket costs and expenses and consultants' fees in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement which shall be payable at Closing or, if the Closing does not occur, payable upon demand, (iii) the fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the agreements contemplated hereby, the Certificate of Incorporation or the Certificate of Designation, (iv) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Stock, (v) the fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement, the agreements contemplated hereby, the Certificate of Incorporation and the Certificate of Designation, (vi) the fees and expenses incurred by each such Person in any filing with any governmental agency with respect to its investment in the Company or in any other filing with any governmental agency with respect to the Company or its Subsidiaries which mentions such Person, and (vii) the reasonable fees and expenses incurred by any such Person in connection with any transaction, claim or event which such Person believes affects the Company or its Subsidiaries and as to which such Person seeks advice of counsel.

     9B. Remedies. Each holder of Stock shall have all rights and remedies set forth in this Agreement, the Certificate of Incorporation and the Certificate of Designation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

     9C. Purchaser's Investment Representations. Each Purchaser hereby represents that it is acquiring the Restricted

Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent any Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 5 hereof. Each certificate for Restricted Securities shall be imprinted with a legend in substantially the following form:

     "The securities represented by this certificate were originally issued on April 20, 1994, and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Purchase Agreement, dated as of April 20, 1994, between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

     9D. Treatment of the Preferred Stock. The Company covenants and agrees that (i) so long as federal income tax laws prohibit a deduction for distributions made by the Company with respect to preferred stock, it shall treat all distributions paid by it on the Preferred Stock as non-deductible dividends on all of its tax returns and (ii) it shall treat the Preferred Stock as preferred stock in all of its financial statements and other reports and shall treat all distributions paid by it on the Preferred Stock as dividends on preferred stock in such statements and reports. The Company acknowledges and agrees that the increased dividend rate on the Preferred Stock provided for in the Certificate of Designation upon the occurrence of certain Events of Noncompliance has been negotiated by (and is intended by) the Company and the Purchasers as a reasonable increase in yield necessitated by the increased risk to the holders of the Preferred Stock which would arise upon any such occurrence.

     9E. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the Required Approval. No other course of dealing between the Company and the holder of any Stock or any delay in exercising any rights hereunder or under the Certificate of Incorporation or Certificate of Designation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding.

     9F. Survival of Representations and warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf.

     9G. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or holder of Stock are also for the benefit of, and enforceable by, any subsequent holder of such Stock.

     9H. Capital and Surplus; Special Reserves. The Company agrees that the capital of the Company (as such term is used in Section 154 of the General Corporation Law of the State of Delaware) in respect of the Stock issued pursuant to this Agreement shall be equal to the aggregate par value of such shares and that it shall not increase the capital of the Company with respect to any shares of the Company's capital stock at any time on or after the date of this Agreement. The Company also agrees that it shall not create any special reserves under Section 171 of the General Corporation Law of the State of Delaware without the prior written consent of each of the Purchasers.

     9I. Generally Accented Accounting Principles. Where any accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied, except that if because of a change in generally accepted accounting principles the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, such determination or calculation shall continue to be made in accordance with the Company's previous accounting methods and policies, unless otherwise directed by each of the Purchasers.

     9J. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     9K. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

     9L. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

     9M. Governing Law. The corporate law of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by the internal law, and not the law of conflicts, of the State of New York.

     9N. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, dispatched by telegram or electronic facsimile transmission (confirmed in writing by mail simultaneously dispatched), sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Purchaser at the address indicated on the Tranche I Schedule of Purchasers and to the Company at the address indicated below:

     United USN, Inc.
     l0 South Riverside Plaza, Suite 316
     Chicago, Illinois  60606
     Attention:  Thomas C. Brandenburg
     Telephone:  (312) 906-3600
     Facsimile:  (312) 906-3636

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     9O. Understanding Among the Purchasers. The determination of each Purchaser to purchase the Stock pursuant to this Agreement has been made by such Purchaser independent of any other Purchaser and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser.

     9P. Indemnification. The Company agrees to indemnify and hold each Purchaser harmless against and in respect of any and all direct out-of-pocket damages, losses, liabilities, obligations, costs and expenses (including reasonable attorneys' fees) which the Purchasers, or any of them, may suffer or incur as a result of a breach of any of the representations, warranties or agreements by the Company set forth herein (notwithstanding any investigations or verifications made by or on behalf of the Purchasers).

     9Q.  No Solicitation, Etc.

     During such time as this Agreement is in effect and prior to the Tranche I Closing, neither the Company, its Subsidiaries or any of their stockholders, directors, officers, employees, agents or representatives (collectively, the "Company Parties"), without the prior written approval of each of the Purchasers, (a) will solicit, initiate, encourage or discuss any proposal or offer from any person other than the Purchasers relating to an equity financing of the Company or its Subsidiaries (other than as contemplated by Section 2L and other than any communications necessary to advise investors of the Company's or its Subsidiaries' lack of interest in such proposal), or (b) furnish any information with respect to, or assist or participate in, or facilitate in any other manner, any effort or attempt by any person to do or seek the foregoing. Promptly after execution of this Agreement, all Company Parties will terminate all discussions with any third party regarding the foregoing and will notify each of the Purchasers immediately after any Company Party learns that any person has made any proposal, offer, inquiry or contact with respect to the foregoing. The Company's acknowledgement of and agreement with the terms and conditions set forth in this Agreement will constitute a representation and warranty that neither the Company, its Subsidiaries nor, to their knowledge, any other Company Party, has entered into any executory agreement or accepted any commitment with respect to the foregoing transactions.

     9R.  Insurance Proceeds.

     The Purchasers agree that following the payment to Purchasers of any insurance proceeds under paragraph 4N, (i) the Purchasers shall remit to the Company an amount of such proceeds, if any, which is equal to (a) the aggregate amount of proceeds received under paragraph 4N by the Purchasers, less (b) the Liquidation Value of any Investor Preferred Stock then outstanding, together with accrued and unpaid dividends, plus the purchase price of any Investor Common Stock then outstanding; and (ii) the Purchasers agree to return to the Company for cancellation the shares of Investor Preferred Stock for which payment in full (including accrued and unpaid dividends) has been received from such insurance proceeds.

                                   * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                       UNITED USN, INC.


                                       /s/ Thomas C. Brandenburg
                                       -----------------------------------------
                                       By:  Thomas C. Brandenburg
                                       Its:  Chief Executive Officer


                                       CIBC WOOD GUNDY VENTURES, INC.


                                       /s/ Richard J. Brekka
                                       -----------------------------------------
                                       By:  Richard J. Brekka
                                       Its:  President


                                       CHEMICAL VENTURE CAPITAL ASSOCIATES


                                       /s/ Donald J. Hofmann, Jr.
                                       -----------------------------------------
                                       By:
                                          --------------------------------------
                                       Its:
                                          --------------------------------------